LICENSE AGREEMENT

THIS AGREEMENT made as of the 12th day of August, 2009.

BETWEEN:

BRECHEISEN COMPANY, INC., a Kansas corporation, KEITH D. BRECHEISEN and LORNA J. BRECHEISEN, all having an address at P.O. Box 19248, Jean, NV 89019, Tel: (702) 874-1625 / Fax: (702) 874-1645;having

(collectively hereinafter referred to as the "Licensors")

OF THE FIRST PART

AND:

ROYAL MINES AND MINERALS CORP., a Nevada corporation, having its principal place of business located at Suite 112, 2580 Anthem Village Dr., Henderson, NV 89052;

(hereinafter referred to as the "Licensee")

OF THE SECOND PART

WHEREAS:

A.                                 The Licensors have developed a formula and process for the recovery of encapsulated metals from ore known as low temperature chemical fusion (hereinafter referred to as the "Process"); and

B.                                The parties wish that the Licensors grant a license to the Licensee to utilize the Process and to operate Plants in the Designated Territory (as hereinafter defined) on the terms and conditions hereinafter set forth.

NOW THEREFORE in consideration of the sum of $1.00, the receipt and sufficiency of which is acknowledged, and of the mutual covenants and agreements hereinafter provided, the parties have agreed and to hereby agree as follows:

1.                                INTERPRETATION

1.01                            Definitions. In this Agreement and in any schedules or amendments hereto, the following terms shall have the following meanings:

(a)

"Affiliated", for the purposes of this agreement, a company will be affiliated with the Licensee if it is controlled by the Licensee or its directors or officers or has directors or officers in common with the Licensee;

(b)	"Designated Territory" means the geographical areas of Maricopa County, Arizona and Clark County, Nevada;

(c)	"End Products" means gold, silver, platinum and other metals produced from ore;

(d)

"Gross Revenue" means all revenue received or accrued by the Licensee earned from the application of the Process or the sale of End Products from the application of the Process by the Licensee within the Designated Territory;

(e)	"Gross Revenue Royalty" means a royalty equal to eight (8%) percent of Gross Revenue.

(f)	"Plants" means the Licensee's existing mineral processing plant in Maricopa County, Arizona and any other plants the Licensee may construct in Maricopa County, Arizona or Clark County, Nevada; and

(g)	"Process" means the formula and process for low temperature chemical fusion as disclosed to the Licensors by the Licensee.

2.                              APPOINTMENT AS LICENSEE

2.01                          Grant of License Rights. Subject to the provisions herein and for the duration of this Agreement,the Licensors hereby grant to the Licensee the exclusive right and license to utilize and apply the Process in its Plants within the Designated Territory and for processing ores, regardless of the place of origin, in such plants.

2.02                          Sub-Licensing. With the exception of companies Affiliated with the Licensee, the Licensee is not authorized to grant sub-licenses without the written approval of the Licensors.

3.                              ROYALTY PAYMENTS

3.01                          Royalties. As consideration for the license of rights hereby granted, the Licensee shall pay to the Licensors the Gross Revenue Royalty. The Gross Revenue Royalty shall be paid to the Licensors within 30 days of the completion of each calendar month.

3.02                          Financial Statements. The Licensee shall provide to the Licensors financial statements and other documentation disclosing the amount of Gross Revenues from the use of the Process. The financial statements and other documentation shall be delivered to the Licensors within 120 days of the Licensee's fiscal year end. The Licensee shall grant, and does hereby grant, to the Licensors the right to have its duly authorized representatives attend at the premises of the Licensee during normal working hours to examine the financial records of the Licensee for the purpose of verification of the Gross Revenues, as and when the Licensors advise the Licensee in writing of its intention to seek such access. The Licensors shall deliver to the Licensee written notice of their desire to review the Licensee's financial records relating to this Agreement, which written notice shall be delivered to the Licensee in accordance with Section 7.06 herein and no less than ten (10) business days prior to the date of such review by the Licensors. Any review shall be at the expense of the Licensors. The Licensors shall only have the right to conduct such a review once during any 12 month period.

3.03                          Adjustment. The parties hereto agree that within fifteen (15) business days of the delivery of the financial statements and other relevant documentation, the parties shall, if required, adjust the amount of the royalty payments paid by the Licensee to the Licensors pursuant to paragraph 3.01 herein. If the Licensee has overpaid the Licensors, the Licensors shall reimburse the Licensee within fifteen (15) days of receipt of notice of such overpayment. If the Licensee has underpaid the Licensors, the Licensee shall pay the Licensors the amount of such underpayment within fifteen (15) days of receipt of notice of such underpayment.

4.                              COVENANTS OF LICENSORS

4.01                          Technical Support. The Licensors agree to assist the Licensee by providing such technical support with respect to the utilization of the Process as the Licensee may reasonably request.

4.02                          Representations and Warranties of the Licensors. The Licensors represent and warrant to the Licensee that:

(a)	the Licensors own the Process free and clear of any liens, charges or encumbrances and have the power and right to grant all rights granted to the Licensee under the terms of this Agreement;

(b)

the execution and delivery of this Agreement and the exercise of the rights granted herein will not result in a breach of any term or provision of or constitute a default under or conflict with any agreement, judgment, decree, court order or other instrument to which the Licensors are a party or by which they are bound; and

(c)	the Licensors have not granted any other right or license to use or exploit the Process to any other party for or in the Designated Territory.

5.                             CONFIDENTIAL INFORMATION

5.01                          Confidential Information. The Licensors and the Licensee acknowledge and agree with each other that all information connected with the Process, including without limitation, all information, data, formulae, process-flow or apparatus design is confidential, and the Licensee and the Licensors covenant and agree with each other to use their best efforts to ensure that such information does not become public knowledge and undertake not to disclose such information or any part thereof to any other person except to their respective consultants, sub-contractors and employees as may be necessary to carry out their respective rights and obligations under this Agreement. The Licensee hereby further covenants and agrees with the Licensors that the Licensee shall require each and every one of its employees, consultants, or sub-contractors who are provided with any information in respect of the operation of the Process or related knowledge to sign confidentiality agreements.

6.                             DURATION

6.01                          Duration. This Agreement shall remain in force for a period of ninety-nine (99) years from the date first above written.

7.                             GENERAL PROVISIONS

7.01                          Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada and the parties agree to submit all disputes arising hereunder to the courts of the State of Nevada. Notwithstanding the foregoing, either party may apply to an appropriate court in any part of the Designated Territory or elsewhere for any injunction or other like remedy to restrain the other party from committing any breach or any anticipated breach of this Agreement and for consequential relief.

7.02                          Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth herein.

7.03                          Amendments. No erasure of or addition to any portion of this Agreement except filling in of blank spaces and lines shall be binding upon the parties unless it is in writing signed by duly authorized officers of both parties.

7.04                          No Waiver. No departure from or waiver of the terms of this Agreement shall be deemed to authorize any prior or subsequent departure or waiver or require its continuation.

7.05                          Severability. If any provision of this Agreement or the application of such provision shall be held illegal or unenforceable under any laws of any jurisdiction applicable to the Agreement the remainder of the Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

7.06                          Notice. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by any means reasonably calculated to reach the other party, including, without limiting the generality of the foregoing, hand delivery (whether by courier or otherwise), telegram, cablegram, telefax or prepaid mail addressed to such party at its address as set forth on page one of this Agreement. Such notice if given by hand delivery shall be deemed to be received on the day delivered, if given by telegram, telefax, or cablegram shall be deemed to have been received on the day following dispatch thereof and notice given as aforesaid by prepaid mail shall be deemed to have been received five (5) days after the mailing thereof. Either party may by notice in writing given as herein provided change its address for notice hereunder and such address as so changed shall be deemed to be the address of such party for the purposes of notice hereunder. Notwithstanding the foregoing, any notice of default to be given to the Licensee by the Company, which pursuant to the terms of this Agreement could result in a termination of this Agreement, must be hand-delivered to a director or officer of the Licensee.

7.07                          Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be used as an aid to the interpretation of the provisions hereof.

7.08                          Assignment. The Licensors shall be entitled without restriction to assign the whole or any part of this Agreement. The Licensee may not assign the whole or any part of this Agreement without the Licensors' prior written consent.

7.09                          Separate Counsel. This Agreement has been prepared by O’Neill Law Group PLLC as legal counsel for the Licensee, and the Licensors acknowledge and agree that they have been advised to seek separate legal counsel with respect to the matters contained in this Agreement.

7.10                          Enurement. This Agreement shall be binding upon and shall enure to the benefit of the respective parties hereto and their successors and permitted assigns.

7.11                          Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

BRECHEISEN COMPANY, INC.
by its authorized signatory:

/s/ Keith D. Brecheisen
Signature Of Authorized Signatory

Keith D. Brecheisen, President
Name and Title of Authorized Signatory

SIGNED, SEALED AND DELIVERED BY
KEITH D. BRECHEISEN in the presence of:

/s/ James T. Roe, III	/s/ Keith D. Brecheisen
Signature of Witness	KEITH D. BRECHEISEN

James T. Roe, III
Name of Witness

Address of Witness

SIGNED, SEALED AND DELIVERED BY
LORNA J. BRECHEISEN in the presence of:

/s/ James T. Roe, III	/s/ Lorna J. Brecheisen
Signature of Witness	LORNA J. BRECHEISEN

James T. Roe, III
Name of Witness

Address of Witness

ROYAL MINES AND MINERALS CORP.
by its authorized signatory:

/s/ K. Ian Matheson
Signature Of Authorized Signatory

K. Ian Matheson, President
Name and Title of Authorized Signatory